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                                                                     Exhibit 10f

                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT is entered into on the 26th day of August, 1998, by and between Powertel USA, Inc., a Delaware Corporation (the "Company") and Michael R. Kassouff, an individual residing in Houston, Texas (the "Executive").

        WHEREAS, the Board of Directors of the Company (the "Board") desires to secure for the Company the services of the Executive on the terms and conditions set forth herein; and

        WHEREAS, the Executive desires to provide such services on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the promises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

        1. Employment. The Company hereby employs the Executive as its Secretary/Treasurer, and the Executive hereby accepts employment from the Company in such position for the term set forth below and upon conditions provided herein.

        2 The Executive's Duties.

        (a) The Executive hereby agrees to perform competently and diligently the duties of the office of Secretary/Treasurer of the Company, including such executive duties as may be reasonably required from time to time by the Board.

        (b) The Company acknowledges that, during the term hereof, the Executive's duties will be performed on a part-time basis, and the Executive's construction business will require considerable time and attention by the Executive. Nevertheless, the Executive agrees to be reasonably available to the Company and will comply with the Company's reasonable requests for his presence in Reno, Nevada or any other places deemed necessary by the Corporation.

        (c) The Executive agrees to observe and comply with all rules, regulations, policies and practices adopted by the Company, either orally or in writing, both as they now exist and as they may be adopted or modified from time to time.

        3. Term. The term of this Employment Agreement shall commence as of August 26, 1998 and shall end on August 25, 2001, unless earlier terminated pursuant to Paragraph 6. or 7. below.

        4. Compensation. In consideration of the services to be rendered hereunder by the Executive, the Company hereby agrees to pay compensation to the Executive as follows:
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        (a) During the first contract year hereunder (i.e., from August 26, 1998 to August 26, 1999), a base salary in the amount of Eighteen Thousand Dollars, ($18,000.00). During the second contract year hereunder (i.e., from August 26, 1999 to August 26, 2000), a base salary in the amount of Twenty-Four Thousand Dollars, ($24,000.00). During the third contract year hereunder (i.e., from August 26, 2000 to August 26, 2001), a base salary in the amount of Thirty Thousand Dollars, ($30,000.00). Such a salary, less customary deductions for withholding and other charges, shall be payable on the Company's customary pay days.

        (b) In addition, the Executive will receive a bonus, depending upon the Company's operating results of $10,000.00 for each $1 million of earnings before interest, taxes, depreciation, amortization and such bonuses ("EBITDAB") as generated by the Company during any fiscal year beginning on August 26, 1998.

        5. Fringe Benefits.

        (a) The Company agrees to reimburse the Executive for the expense incurred by the Executive in connection with the performance of his duties hereunder.

        (b) The Executive shall also be provided health insurance and a life insurance policy of an amount not less than the total amount of this contract.

        6. Termination. Notwithstanding anything to the contrary contained herein, the Company may terminate this Employment Agreement, the Executive's employment hereunder, and all compensation due to the Executive pursuant to Paragraph 4. above at any time for "just cause". For purposes of this agreement, termination for "just cause" shall mean: (a) a termination due to malfeasance or nonfeasance by the Executive in the performance of this duties for which he is employed, in either such instance so as to cause harm to the Company; (b) a termination due to the Executive's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company; (c) a termination due to the Executive's committing any felony for which he is convicted and which, as determined in good faith by the Board, constitutes a crime involving moral turpitude, which causes harm to the Company; or (d) a substantial breach of any of the terms of this Employment Agreement.

        7. Termination Upon Death. If the Executive shall die before the expiration of term hereof, this Employment Agreement shall terminate and the Company shall have no further obligation hereunder to the Executive, except that the Company shall pay to the Executive's estate the amount of any earned but unpaid compensation pursuant to Paragraph 4. above to the date of death.

        8. Entire Agreement. This Employment Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to the employment of the Executive by the Company. Any modification of this Employment Agreement will be effective only if it is in writing and signed by the party to be charged.


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        9. Severability. Any determination by the court of competent jurisdiction that any provision herein contained is invalid or unenforceable shall not affect the validity or the enforceability of any other provision of this Employment Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

                                   POWERTEL USA, INC.



                                   By: /s/ Richard A. Cascarilla
                                       -----------------------------------------
                                       Richard A. Cascarilla, President



                                   By: /s/ Michael R. Kassouff
                                       -----------------------------------------
                                       Michael R. Kassouff, Secretary/Treasurer